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                                  EXHIBIT 11.1
                             MEDICAL ALLIANCE, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                             THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                SEPTEMBER 30             SEPTEMBER 30
                                                             1995         1996         1995         1996
                                                          ----------   ----------   ----------   ----------
                                                                       (Unaudited)               (Unaudited)
Net Income ............................................   $   85,389   $  129,789   $  370,746   $  498,935
Less  Series A Preferred dividends ....................          -0-          -0-       87,000       87,000
Less charge for cancellation of put feature ...........          -0-           -0      180,000          -0-
                                                          ----------   ----------   ----------   ----------
Net income applicable to common stock .................   $   85,389   $  129,789   $  103,746   $  411,935
                                                          ==========   ==========   ==========   ==========

Weighted average common shares outstanding before SAB
  Topic 4-D shares ....................................    2,271,369    2,375,149    2,061,675    2,349,158
SAB Topic 4-D computation: (1)
  Incremental common shares outstanding applicable to
    options issued within one year of the
    offering (2) ......................................      174,380      169,424      174,380      169,424
  Incremental common shares outstanding applicable to
    the Series B Preferred Stock issued within one year
    of the Offering (3) ...............................      565,863      565,863      565,863      565,863
Common Stock outstanding including all SAB Topic 4-D
  Shares ..............................................    3,011,612    3,110,436    2,801,918    3,084,445
                                                          ----------   ----------   ----------   ----------
  Computation of primary shares outstanding:
  Incremental common shares outstanding applicable to
    "In the money" options and warrants based on the
    estimated average fair market value of the stock
    during the year (2) ...............................       37,962      559,854       37,962      559,854
                                                          ----------   ----------   ----------   ----------

Primary shares outstanding ............................    3,049,574    3,670,290    2,839,880    3,644,299
                                                          ----------   ----------   ----------   ----------
  Computation of fully diluted shares outstanding;
  Incremental common shares outstanding applicable to
    Series A Preferred Stock (3) ......................      679,035      679,035      679,035      679,035


Fully diluted shares outstanding ......................    3,728,609    4,349,325    3,518,915    4,323,334
                                                          ----------   ----------   ----------   ----------
Computation of earning per common share:
  Primary earnings per common share (4) ...............   $     0.03   $     0.04   $     0.04   $     0.11
                                                          ----------   ----------   ----------   ----------
  Fully diluted earnings per common share (5) .........   $     0.02   $     0.03   $     0.04   $     0.11
                                                          ----------   ----------   ----------   ----------

(1) SAB Topic 4-D requires Registrants to report common stock, convertible preferred stock, options, warrants and other common stock equivalents issued within one year of an offering as issued and outstanding for all periods reported.

(2)  Determined using the Treasury Stock Method.

(3)  Determined using the "If Converted" Method.

(4) Computed as net income applicable to common shares divided by primary shares outstanding..

(5) Computed as the more dilutive of either primary earning per share or net income divided by fully diluted shares outstanding.